                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos.
333-44433, 333-44441, 333-25475, 333-09875, 333-19101, 333-09081, 33-96542,
and 33-96538) and Forms S-8 (Nos. 33-91822, 333-18725, 333-19831, 333-32661 and
333-44443) of Mack-Cali Realty Corporation of our report dated April 16,
1998, relating to the Historical Statement of Gross Income and Direct
Operating Expenses for Prudential Business Campus, and of our report dated April 2, 1998 relating to the Historical Statement of Gross Income and Direct Operating Expenses for Morris County Financial Center, appearing in this Current Report on this Form 8-K/A.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
August 5, 1998